PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD FOURTH QUARTER AND FULL YEAR
FINANCIAL RESULTS

Fourth Quarter Operating Profit Increases 45% on Record Revenue

- - - - -

MINNEAPOLIS, February 7, 2012 – Stratasys, Inc. (NASDAQ: SSYS) today announced fourth quarter and full year financial results.

     The company reported record revenue of $43.6 million for the fourth quarter ended December 31, 2011, a 28% increase from the $34.0 million for the same period last year.

     System shipments totaled 700 units for the fourth quarter of 2011, compared to 632 units for the same period last year.

     The company reported net income of $5.8 million for fourth quarter, or $0.27 per share, representing a 34% increase over the net income of $4.3 million, or $0.20 per share, for the same period last year.

     Non-GAAP net income was $6.6 million for the fourth quarter, or $0.31 per share, representing a 49% increase over the non-GAAP net income of $4.4 million, or $0.21 per share, for the same period last year.

     Solidscape Inc., acquired by Stratasys in May of 2011, contributed $3.2 million to revenue and 68 system sales, and was accretive to net income during the fourth quarter of 2011.

     The company reported revenue of $155.9 million for the twelve-month period ended December 31, 2011, compared to $117.8 million for the same period in 2010.

     The twelve-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue was taken in the first quarter of 2010 and represents the fair value of a warrant issued to HP in connection with a distribution agreement signed in January 2010. Excluding this charge, total revenue increased by 27% in 2011 over the same period last year.

     System shipments totaled 2,602 units for the twelve-month period in 2011, compared to 2,555 units for the same period last year.

     The company reported net income of $20.6 million for the twelve-month period, or $0.95 per share, compared to net income of $9.4 million, or $0.44 per share, for the same period last year.

     Non-GAAP net income was $22.5 million or $1.04 per share for the twelve-month period of 2011, compared to non-GAAP net income of $13.4 million, or $0.63 per share, for the same period last year.

     Solidscape Inc. contributed $8.2 million in revenue and 174 system sales, and was accretive to net income for 2011.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this pr51322ss release. The table provides itemized detail of the non-GAAP financial measures.

     “The fourth quarter represented a strong finish to 2011,” said Scott Crump, chairman and chief executive officer of Stratasys. “The quarter and full year results are record performances for both revenue and operating profit. The sales momentum was particularly strong during the final weeks of the year, resulting in a record year-end backlog, which includes over $12 million in system orders. Consequently, we are well positioned as we begin 2012.

     “As in previous quarters, the fourth quarter benefited from sales of our Fortus 3D production systems. Fortus system revenue grew by nearly 80% during the quarter when compared to the same period last year, with particularly strong sales from our highest-margin systems. The growing demand for functional prototypes and DDM [Direct Digital Manufacturing] applications within the aerospace, automotive and defense industries remain the primary drivers behind this growth.

     “Consumable revenue reached the highest level in our company’s history during the fourth quarter, growing by 25% over last year. Our expanding base of Fortus 3D production systems and the higher material usage rates generated by DDM applications is driving this growth. In addition, consumable usage is benefitting from a growing demand for our innovative new materials. We expect these positive trends will continue throughout 2012.

     “Revenue within our RedEye paid parts business also represented a record level, expanding by 17% over the fourth quarter last year. Our RedEye business continues to benefit from customers accessing our significant capacity for large orders, as well as our ability to produce large parts made of high-grade thermoplastics.

     “We are also making progress in our channel development programs aimed at accelerating the sales of our uPrint 3D printer line. This includes recruiting and training 90 new agents by the beginning of the second quarter of this year that will focus exclusively on selling our most affordable products. We expect this new initiative will drive incremental new volume starting in the second quarter.

     “In addition to expanding our channel, we are raising the incentive for selling our most affordable 3D printers. Beginning late in the fourth quarter, distributor margin for the uPrint line was increased substantially. We believe the new incentive structure will drive incremental focus on selling the uPrint line, and combined with the expansion of our sales channel, will bode well for 3D printer sales in the coming months.

     “A new initiative we expect to introduce in the second quarter will significantly reduce the manufacturing cost of our most-affordable 3D printers. This revolutionary development is a result of significant investments we have made over the past three years. Most important, this development should help us sustain a favorable margin profile on our most-affordable systems as we become more aggressive with our programs to drive growth.

     “We observed new developments in our collaboration with HP during the fourth quarter, as they added three new countries to their distribution network in Europe. In addition, we were pleased to see sales of our HP-branded 3D printers grow by 15% during the fourth quarter over last year, outpacing the growth of our Stratasys-brand 3D printers in non-HP countries.

     “We continue to believe HP could be the ideal partner for worldwide distribution of our 3D printers. However, the full potential and ultimate long-term success of our collaboration with HP will require sales and marketing programs that go beyond current commitments. Consequently, while we remain committed to the HP collaboration, we will continue to accelerate independent channel development strategies.

     “Given the continued positive momentum within our Fortus business and new initiatives within 3D printing, we are optimistic as we begin 2012. This optimism is strengthened by our record backlog of system orders and a strong pipeline of new opportunities. We remain a healthy company with attractive growth opportunities on multiple fronts, and we look forward to a successful year,” Crump concluded.

     Stratasys reiterated the following information regarding financial guidance for the fiscal year ending December 31, 2012:

  Revenue guidance of $175 million to $190 million.

  Earnings guidance of $1.02 to $1.13 per share.

     The estimated expenses related to employee stock options, as well as the amortization of intangibles related to our acquisition of Solidscape Inc., amount to a combined impact of approximately $0.15 per share for 2012.

     Stratasys plans to hold a conference call to discuss its fourth quarter and full year financial results on Tuesday, February 7, 2012 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=4705490.

     To participate by telephone, the domestic dial-in number is 800-798-2864, and the international dial-in is 617-614-6206. The access code is 65942427. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Stratasys Inc., Minneapolis, is a maker of additive-manufacturing machines for prototyping and producing plastic parts. The company markets under the brands uPrint and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. Stratasys manufactures 3D printers for Hewlett Packard, which it sells under the brand Designjet3D. In 2011, Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2011, Stratasys had a 41-percent market share in 2010, and was the unit market leader for the ninth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 300 granted or pending additive-manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

This release is also available on the Stratasys Web site at www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “plan”, “intends”, “desires”, “assume” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. They also include statements about future financial and operating results of our company after the acquisition of Solidscape and anticipated benefits of the acquisition. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include our ability to successfully integrate and market Solidscape products, our ability to attract and retain management, and our ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our current report on Form 8-K filed in connection with the completion of our acquisition of Solidscape and in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)
Net sales
Products	$36,203,136	$27,390,340	$127,476,277	$97,467,028
Services	7,369,270	6,579,013	28,418,086	25,364,673
Fair value of warrant related to OEM agreement	-	-	-	(4,987,806)
	43,572,406	33,969,353	155,894,363	117,843,895

Cost of sales
Products	17,791,760	14,002,547	61,597,044	50,358,570
Services	2,916,348	2,771,905	11,893,208	11,399,356
	20,708,108	16,774,452	73,490,252	61,757,926

Gross profit	22,864,298	17,194,901	82,404,111	56,085,969

Operating expenses
Research and development	3,672,249	2,563,575	14,359,828	9,755,168
Selling, general and administrative	10,299,981	8,477,780	39,038,316	32,863,463
	13,972,230	11,041,355	53,398,144	42,618,631

Operating income	8,892,068	6,153,546	29,005,967	13,467,338

Other income (expense)
Interest income, net	224,741	324,547	923,210	921,088
Foreign currency transaction losses, net	(458,236)	(46,991)	(888,076)	(617,174)
Other, net	46,954	21,993	2,311,263	64,086
	(186,541)	299,549	2,346,397	368,000

Income before income taxes	8,705,527	6,453,095	31,352,364	13,835,338

Income tax expense	2,919,477	2,148,159	10,726,000	4,465,794

Net income	$5,786,050	$4,304,936	$20,626,364	$9,369,544

Earnings per common share
Basic	$0.27	$0.21	$0.98	$0.46
Diluted	$0.27	$0.20	$0.95	$0.44

Weighted average number of common
shares outstanding
Basic	21,207,133	20,758,096	21,132,580	20,579,412
Diluted	21,588,350	21,390,095	21,653,185	21,129,533

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$20,092,200	$27,554,411
Short-term investments - held to maturity	14,602,408	8,797,878
Accounts receivable, less allowance for doubtful
accounts of $1,089,000 at December 31, 2011
and $1,095,000 at December 31, 2010	26,230,289	20,051,451
Inventories	22,771,460	17,880,714
Net investment in sales-type leases, less allowance
for doubtful accounts of $230,000 at December 31,
2011 and $189,000 at December 31, 2010	3,295,039	3,096,911
Prepaid expenses and other current assets	3,259,012	3,384,394
Deferred income taxes	2,973,000	3,447,000
Total current assets	93,223,408	84,212,759

Property and equipment, net	39,669,433	29,872,945

Other assets
Goodwill	25,393,967	867,700
Other Intangible assets, net	25,295,032	5,538,014
Net investment in sales-type leases	5,494,753	3,067,446
Long-term investments - available for sale	-	1,185,250
Long-term investments - held to maturity	32,581,472	52,504,650
Other non-current assets	112,300	1,210,867
Total other assets	88,877,524	64,373,927

Total assets	$221,770,365	$178,459,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$19,368,197	$12,455,628
Unearned revenues	9,768,610	11,561,521
Total current liabilities	29,136,807	24,017,149

Non-current liabilities
Deferred tax liabilities	6,760,000	207,000
Unearned revenues - long-term	2,562,195	1,953,000

Total liabilities	38,459,002	26,177,149

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,933,301 and 26,509,518 issued at
December 31, 2011 and 2010, respectively	269,333	265,095
Additional paid-in capital	118,134,006	107,781,990
Retained earnings	104,011,848	83,385,484
Accumulated other comprehensive loss	(99,399)	(145,662)
Treasury stock at cost, 5,687,631 shares at
December 31, 2011 and 2010	(39,004,425)	(39,004,425)
Total stockholders' equity	183,311,363	152,282,482

Total liabilities and stockholders' equity	$221,770,365	$178,459,631

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$36,203,136	$-		$36,203,136	$27,390,340	$-		$27,390,340
Services	7,369,270	-		7,369,270	6,579,013	-		6,579,013
Fair value of warrant related to OEM agreement	-	-		-	-	-		-
	43,572,406	-		43,572,406	33,969,353	-		33,969,353

Cost of sales
Products	17,791,760	(436,012)	(a)	17,355,748	14,002,547	-		14,002,547
Services	2,916,348	-		2,916,348	2,771,905	-		2,771,905
	20,708,108	(436,012)		20,272,096	16,774,452	-		16,774,452

Gross profit	22,864,298	436,012		23,300,310	17,194,901	-		17,194,901

Operating expenses
Research and development	3,672,249	-		3,672,249	2,563,575	-		2,563,575
Selling, general and administrative	10,299,981	(632,777)	(b)	9,667,204	8,477,780	(310,544)	(d)	8,167,236
	13,972,230	(632,777)		13,339,453	11,041,355	(310,544)		10,730,811

Operating income	8,892,068	1,068,789		9,960,857	6,153,546	310,544		6,464,090

Other income (expense)
Interest income, net	224,741	-		224,741	324,547	-		324,547
Foreign currency transaction losses, net	(458,236)	-		(458,236)	(46,991)	-		(46,991)
Other, net	46,954	-		46,954	21,993	-		21,993
	(186,541)	-		(186,541)	299,549	-		299,549

Income before income taxes	8,705,527	1,068,789		9,774,316	6,453,095	310,544		6,763,639

Income tax expense	2,919,477	243,134	(c)	3,162,611	2,148,159	166,847	(c)	2,315,006

Net income	$5,786,050	$825,655		$6,611,705	$4,304,936	$143,697		$4,448,633

Earnings per common share
Basic	$0.27	$0.04		$0.31	$0.21	$0.01		$0.21
Diluted	$0.27	$0.04		$0.31	$0.20	$0.01		$0.21

Weighted average number of common
shares outstanding
Basic	21,207,133			21,207,133	20,758,096			20,758,096
Diluted	21,588,350			21,588,350	21,390,095			21,390,095

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
	As Reported			Non-GAAP				Non-GAAP
	(unaudited)	Adjustments		(unaudited)	As Reported	Adjustments		(unaudited)
Net sales
Products	$127,476,277	$-		$127,476,277	$97,467,028	$-		$97,467,028
Services	28,418,086	-		28,418,086	25,364,673	-		25,364,673
Fair value of warrant related to OEM agreement	-	-		-	(4,987,806)	4,987,806	(h)	-
	155,894,363	-		155,894,363	117,843,895	4,987,806		122,831,701

Cost of sales
Products	61,597,044	(1,723,792)	(e)	59,873,252	50,358,570	-		50,358,570
Services	11,893,208	-		11,893,208	11,399,356	-		11,399,356
	73,490,252	(1,723,792)		71,766,460	61,757,926	-		61,757,926

Gross profit	82,404,111	1,723,792		84,127,903	56,085,969	4,987,806		61,073,775

Operating expenses
Research and development	14,359,828	-		14,359,828	9,755,168	-		9,755,168
Selling, general and administrative	39,038,316	(2,558,356)	(f)	36,479,960	32,863,463	(1,242,176)	(d)	31,621,287
	53,398,144	(2,558,356)		50,839,788	42,618,631	(1,242,176)		41,376,455

Operating income	29,005,967	4,282,149		33,288,116	13,467,338	6,229,982		19,697,320

Other income (expense)
Interest income, net	923,210	-		923,210	921,088	-		921,088
Foreign currency transaction losses, net	(888,076)	-		(888,076)	(617,174)	-		(617,174)
Other, net	2,311,263	(1,830,596)	(g)	480,667	64,086	-		64,086
	2,346,397	(1,830,596)		515,801	368,000	-		368,000

Income before income taxes	31,352,364	2,451,553		33,803,917	13,835,338	6,229,982		20,065,320

Income tax expense	10,726,000	601,345	(c)	11,327,345	4,465,794	2,220,765	(c)	6,686,559

Net income	$20,626,364	$1,850,208		$22,476,572	$9,369,544	$4,009,217		$13,378,761

Earnings per common share
Basic	$0.98	$0.09		$1.06	$0.46	$0.19		$0.65
Diluted	$0.95	$0.09		$1.04	$0.44	$0.19		$0.63

Weighted average number of common
shares outstanding
Basic	21,132,580			21,132,580	20,579,412			20,579,412
Diluted	21,653,185			21,653,185	21,129,533			21,129,533

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a)	Represents amortization expense related to acquired Solidscape, Inc. intangible assets.
(b)	Represents non-cash stock-based compensation expense of $499,444 and amortization expense of $133,333 related to acquired Solidscape, Inc. intangible assets.
(c)	Represents the tax benefit related to non-GAAP adjustments.
(d)	Represents non-cash stock-based compensation expense.
(e)	Represents amortization expense of $1,162,698 related to acquired Solidscape, Inc. intangible assets and $561,094 for the revaluation of Solidscape, Inc. inventory at the time of acquisition.
(f)	Represents non-cash stock-based compensation expense of $1,587,468, amortization expense of $355,556 related to acquired Solidscape, Inc. intangible assets and expense of $615,332 for the acquisition of Solidscape, Inc. during the second quarter of 2011.
(g)	Represents a gain of $1,204,408 on the sale of an equity investment during the first quarter of 2011 and a gain of $626,188 on the sale of an auction rate security during the third quarter of 2011.
(h)	Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.